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                                                                    EXHIBIT 23.1


         We hereby consent to the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                                      /s/ Vinson & Elkins L.L.P.

November 4, 1999